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EXHIBIT 10.8 - National Bank of Canada Loan Agreement

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October 6, 1997

Intercorp Excelle Inc.
1880 Ormont Dr.
North York, Ontario
M9L 2W7

Dear Sirs:

OFFER TO FINANCE

We are pleased to advise you that the National Bank of Canada has authorized the following credit facilities subject to the ensuing terms and conditions.

BORROWER:                  Intercorp Excelle Inc. (the "Borrower").

LENDER:                    National Bank of Canada (the "Bank").

AMOUNT:                    $1,400,000 by way of a Non-Revolving Demand
                           Loan.

PURPOSE: To assist with the purchase of the property located at 1880 Ormont Dr., North York, Ontario (the "Property").

INTEREST RATE:             Prime Rate of National Bank of Canada plus
                           0.75%, that is 6.0% as at October 6, 1997, calculated daily and paid monthly in arrears.
                           Prime Rate is defined as the rate as
                           established from time to time by the Bank for Canadian dollar loans in Canada.

                           The Borrower shall have the option the
                           option to fix the interest rate at anytime for a term of 1 to 5 years. The Fixed rate of interest will be equal to the Bank's Cost of Funds plus 1.85%. For indicative purposes only as at October 6, 1997 the Bank's "all in" fixed rates for the indicated terms are as set out below:


                           1 yr.   2yrs.    3yrs.    4yrs.   5yrs.
                           -----   -----    -----    -----   ----
                           6.05%   6.50%    6.80%    7.0%    7.15%


AMORTIZATION:              20 years.

REPAYMENT:                 Monthly principal payments of $5,833.33 plus
                           interest.

DEMAND NATURE
OF THE FACILITIES:         The Borrower acknowledges and agrees that
                           notwithstanding anything contained herein to the contrary these facilities constitute
                           Demand Loans and as such, are due and
                           payable at any time at the



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                          dole discretion of the Bank.

PREPAYMENT:                FLOATING RATE:
                           The Borrower may prepay all or part of the loan at any time without penalty, provided prepayment is made with company generated funds. If prepayment if made with funds from external sources, a penalty of two months' interest will be payable. Partial prepayment will be applied to the last principal instalments or interest, at the Bank's discretion.

                          FIXED RATE:
                           The Borrower may prepay the balance of the loan in full or in part, before the end of the term provided the greater of the following amount is paid to the Bank:

                           (i)     three months' interest at the rate
                                   of the loan; or

                           (ii)    the difference between the rate for
                                   the remainder of the term and the
                                   rate at the time of prepayment plus
                                   one month's interest at the rate of
                                   the loan.

SECURITY:                  All legal and other documentation to be in a
                           form and content satisfactory to the Bank
                           and its solicitors and is to be supported by
                            all usual representations and opinions to
                           confirm its enforceability.  To include but
                           not limited to:

                           1.       $1,400,000 Collateral Mortgage
                                    providing a first fixed charge over
                                    the property located at 1880 Ormont
                                    Dr., North York, Ontario.

                           2.       Assignment of Lease between the
                                    Borrower, Excelle Brands Food
                                    Corporation and Intercorp Foods
                                    Ltd. for a minimum term of ten
                                    years and providing net rental
                                    income sufficient to cover
                                    principal and interest payments
                                    1.15 times.

                           3.       Assignment of sufficient fire
                                    insurance to protect the Bank's
                                    interest.

                           4.       General Security Agreement
                                    providing a first floating charge
                                    over the Borrower's assets.

CONDITIONS
PRECEDENT:                 The following information satisfactory to
                           the Bank is to be provided prior to the
                           advance of funds.

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                           1.       A current appraisal of the Property
                                    conducted by a Bank appointed
                                    appraiser confirming a minimum
                                    value of $1,950,000.

                           2.       A current Phase I environmental
                                    audit.

                           3.       Completion of the Borrower's
                                    Initial Public Offering.

                           4.       All legal and security documents to
                                    be in form and substance,
                                    satisfactory to the Bank and its
                                    solicitors, accompanied by the
                                    relevant legal opinions and
                                    registered in the appropriate
                                    jurisdictions.

FINANCIAL
COVENANTS:                 The Borrower agrees to the following
                           covenants which shall be calculated as
                           indicated below and maintained at all times:

                           1.       The annual net rental income of the
                                    Property shall cover annual
                                    principal and interest payments a
                                    minimum of 1.15:1 times.

REPORTING
CONDITIONS:                The Borrower agrees to submit to the Bank
                           its annual audited financial statements
                           within 90 days of the end of its fiscal
                           year.

OTHER
CONDITIONS:                1.       All legal and registration fees
                                    incurred to prepare, execute and
                                    maintain legal documents will be
                                    assumed by the Borrower.

                           2.       The cost of all appraisals and
                                    environmental reports requested by
                                    the Bank are the responsibility of
                                    the Borrower.

                           3.       Municipal taxes payable relative to
                                    the Property shall remain current
                                    at tall times. Semi-annual tax
                                    certificates will be obtained by
                                    the Bank with the associated costs
                                    to be paid by the Borrower.

                           4.       No subsequent encumbrances are
                                    permitted on the Property, unless
                                    requested writing and not
                                    unreasonably withheld.

FEES:                      1.       Transaction fee of $2,500.

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ENVIRONMENTAL
MATTERS:                   1.       The Borrower represents and
                                    warrants that the owner of the
                                    subject property has complied and
                                    is complying in all respects with
                                    all applicable laws relating to the
                                    environment, that no contaminants
                                    pollutants or other hazardous
                                    substances (including, without
                                    limitation, asbestos, products
                                    containing urea formaldehyde or
                                    polychlorinated biphenyl or any
                                    radioactive substances) have been
                                    or are now stored or located at the
                                    subject property, that no order,
                                    approval, direction or other
                                    governmental or regulatory notice
                                    relating to the environment has
                                    been threatened against, is pending
                                    or has been issued with respect to
                                    the subject property or the
                                    operations of the business being
                                    conducted at the subject property,
                                    and that none of them is aware of
                                    any pending or threatened action,
                                    suit or proceedings relating to any
                                    actual or alleged environmental
                                    violation from or at the subject
                                    property.

                           2.       The Borrower shall permit the
                                    Lender to conduct, at the
                                    Borrower's expense, such test,
                                    inspections and environmental
                                    audits as may be required by the
                                    Lender including without
                                    limitation, the right to take soil
                                    samples from the subject property
                                    and the right to review and
                                    photocopy all records relating to
                                    the subject property or the
                                    business or operations now or
                                    hereinbefore conducted at the
                                    subject property in order to
                                    attempt to corroborate the veracity
                                    of the aforementioned
                                    representations and warranties.

                           3.       The Borrower agrees to pay the cost
                                    of all environmental audits which
                                    may be deemed necessary by the
                                    Bank.

                           4.       The Borrower agrees to deliver tot
                                    the Bank documents guaranteeing
                                    compliance and showing that the
                                    land and building are not
                                    contaminated by hazardous
                                    materials.

                           5.       The Borrower certifies that past
                                    and present owners have not
                                    violated environmental law and
                                    regulation and that, the best of
                                    their knowledge, no proceedings
                                    have been or are being instituted
                                    to make him comply with
                                    environmental laws and regulations.

                           6.       The Borrower agrees to comply with
                                    and respect any and

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                                    all environmental laws and
                                    regulations.

                           7.       The Borrower agrees to maintain a
                                   system or mechanism through which
                                   the emission or release of
                                   contaminants can be controlled in
                                   compliance with laws and
                                   regulations.

                           8.       The Borrower agrees to periodically
                                    provide the Bank with a summary
                                    report stating the Borrower's
                                    status with regard to environmental
                                    laws and regulations, such as
                                    confirmation of the renewal of
                                    permits, certificates of compliance
                                    and the Proper application of
                                    control procedures.

                           9.       The Borrower agrees to indemnify
                                    the Bank for all decontamination
                                    costs or for damages incurred by
                                    the Bank or its agents as a result
                                    of such contamination.

                           10.      The loan shall be disbursed upon
                                    performance and/or completion of
                                    the above conditions to the Bank's
                                    satisfaction.

                           11.      In the event any environmental
                                    report shows that decontamination
                                    is required the Borrower undertakes
                                    to carry out decontamination at
                                    their own expense should this be
                                    required or requested. However, the
                                    undertaking of such
                                    decontaminations shall not
                                    guarantee that the Bank will make
                                    any disbursements. All the other
                                    conditions stipulated in this Offer
                                    of Finance shall be performed tot
                                    he Bank's satisfaction.

EVENTS OF
DEFAULT: The Borrower shall be in default under the terms hereof on the occurrences of one or more of the following events:

                           -        if the Borrower fails to make a
                                    payment, when due, of principal,
                                    interest, fees or any other amount
                                    due and payable hereunder;

                           -        if the Borrower fails to perform
                                    any of its obligations hereunder;

                           -        if the Borrower becomes insolvent
                                    or bankrupt, is in the process of
                                    winding up, files a proposal or
                                    gives notice of its intention to
                                    file such proposal;

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                           -        if proceedings are instituted for
                                    the Borrower's dissolution or
                                    winding-up, or the suspension of
                                    its operations;

                           -        if a creditor takes possession of
                                    the Borrower's property of a major
                                    portion thereof or if such property
                                    is subject to receivership;

                           -        if the Borrower fails to pay any
                                    other amount owing to any other
                                    financial institution.

                           In the event of default, the Bank reserves the right to demand immediate payment of any advance outstanding, and credit shall be discontinued and canceled as of such time. The Bank may then no longer allow the Borrower to use any portion of the credit.

ACKNOWLEDGMENT
OF NON MERGER:

                           The terms and conditions contained in this Offer to Finance shall not merge upon the execution and delivery of the security documentation referred to herein but shall at all times remain in full force and effect. The events of default as stated herein, shall be in addition to and not restrict in any way whatsoever the events of default as stated in the security documents.

ANNUAL REVIEW:             To be reviewed at least annually, and in any
                           event not later than May 31, 1998.




If these conditions are acceptable to you, please indicate your acceptance thereof by signing and returning a copy of this letter to the Bank before October 15, 1997, after which time this offer is null and void.

Yours truly,



/s/ Steven L. Mathesen                      /s/ R. A. Garrard
Senior Account Manager                      Senior Manager


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ACCEPTANCE:

WE ACCEPT THE TERMS AND CONDITIONS OUTLINED HEREIN THIS _____DAY
OF _____, 19 __

INTERCORP/EXCELLE INC. ("Borrower")

Per:   /s/ ARNOLD UNGER
       ----------------
Title: CEO


Per:   /s/ FRED BURKE
       --------------
Title:









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